EXECUTIVE SERVICES AGREEMENT



THIS AGREEMENT effective as of the 30th day of August 2001, is

                                    BETWEEN:

Auteo Media, Inc., a company incorporated under the laws of the State of Nevada and having an office at 22125 17th Ave SE, Bothell, WA 98021 ("AUTM")

                                      AND:

STEVEN VAN LEEUWEN, of 16700 - 198th Avenue N.E., Woodinville, Washington USA 98072 ("Van Leeuwen")

WHEREAS Van Leeuwen will provide executive services to AUTM.

AND WHEREAS the parties wish to formalize their relationship with respect to the executive services provided to AUTM by Van Leeuwen, on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, and of the covenants, agreements, and payments herein contained, the parties hereto agree as follows:

RETAINER

         1. AUTM hereby retains and engages Van Leeuwen to serve as Chief Executive Officer and Chairman of AUTM and Van Leeuwen agrees to serve AUTM in such capacities, upon the terms and subject to the conditions contained herein during the initial term of this Agreement. TERM

         2. The initial term of this Agreement (the "Initial Term") shall be a period of ten months commencing September 1, 2001, and ending July 1, 2002, subject to earlier termination in accordance with paragraphs 9 or 15 of this Agreement.


         3. If any party hereto gives written notice (the "Expiry Notice") to the other party prior to July 1, 2002 that it wishes to terminate this Agreement at the end of the Initial Term, this Agreement shall terminate on July 1, 2002 under the terms and conditions set forth in paragraph 9. If no party gives the others an Expiry Notice, this Agreement shall automatically be renewed for a further period of twelve (12) months ("Renewal Term") and thereafter for successive four (4) month periods, unless an Expiry Notice is provided in accordance with this paragraph 3 of at least thirty days prior to the end of the month to which such Expiry Notice relates or this Agreement is otherwise terminated (all renewal years and months, in the aggregate, are collectively referred to as the "Renewal Term") with Van Leeuwen serving as Chairman or Chairman and Chief Executive Officer. The Initial Term and the Renewal Term are collectively referred to as the "Term". All terms and conditions for the Renewal Term shall be the same as provided in this Agreement.

DUTIES

         4. Subject to paragraph 5, as Chairman and Chief Executive Officer or as Chairman, Van Leeuwen shall diligently and faithfully devote such time and effort to the provision of executive services to AUTM hereunder as are necessary to efficiently and competently perform the executive services required by this Agreement under the position he holds with AUTM. In particular, Van Leeuwen shall:

              (a) fulfill the functions of Chairman and Chief Executive Officer or Chairman of AUTM, and Van Leeuwen hereby agrees to serve as such in accordance with this Agreement. In connection with Van Leeuwen's office, he shall be responsible for:

                    (i)   establishment of strategic direction for AUTM;

                    (ii)  obtaining financial support for AUTM;

                    (iii) instructing lawyers and auditors for AUTM;

                    (iv)  direct AUTM's business development plans

              (b) perform such other duties related to the ongoing operations of AUTM as the Board of Directors of AUTM (the "Board") may require and assign to him from time to time.



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         5.   Van Leeuwen expressly acknowledges and agrees that

              (a) Van Leeuwen shall not compete, directly or indirectly, with AUTM or the business of AUTM for a period of one (1) year after termination of this Agreement, unless this Agreement has expired by its terms. The area of non-competition shall include California, Washington and any other area where AUTM conducts business. Van Leeuwen acknowledges that this restriction is fair and reasonable as to both time and geographic area.

              (b) Van Leeuwen agrees to hold the shares of AUTM issued to him pursuant to the Share Exchange Agreement, dated February 12, 2000, for a period of six (6) months.

MONTHLY SALARY

         6. Unless otherwise agreed by the parties, AUTM shall pay to Van Leeuwen and Van Leeuwen shall be entitled to receive, a salary
              (the "Monthly Salary") of up to US$15,000 but not less than US$10,000 as Van Leeuwen serves as Chairman and Chief Executive Officer. Monthly Salary will be reduced to US$5,000 during the Renewal Term if Van Leeuwen serves as Chairman and relinquishes his position of Chief Executive Officer. The Monthly Salary shall be payable consistent with the standard payroll practices of AUTM and its affiliates.

STOCK OPTION

         7. In addition to the Monthly Salary to be paid to Van Leeuwen hereunder, from time to time with the consent of the Board and subject to the rules and policies of the stock exchange or exchanges on which the shares of AUTM are listed, Van Leeuwen shall be granted an option by AUTM to purchase common shares of AUTM in amounts and at an exercise price determined by the Board.

EXPENSES

         8. In addition to all amounts agreed to be paid to Van Leeuwen hereunder, AUTM shall reimburse Van Leeuwen for all reasonable expense incurred by Van Leeuwen in the course of performing his duties hereunder, provided that proper statements support such expenses or vouchers supplied to AUTM. Additionally, Van Leeuwen will remain on all benefit programs in place with AUTM during the Renewal Term paid in accordance with standard benefit practices of AUTM and its affiliates.


TERMINATION PRIOR TO EXPIRATION OF TERM

         9. AUTM may terminate this Agreement without further obligations or liability in the following circumstances:

              (a) for any event found to be illegal or in direct violation of the Terms of this Agreement by a Court of Law ("Cause"), immediately and without any notice;

              (b) in the event of the death of Van Leeuwen, immediately and without any notice; and

              (c)   at any time during the Term:

                    (i) upon AUTM providing Van Leeuwen with a period of 4 months notice in writing of its intent to terminate; and

                    (ii) upon payment (in lieu of notice) by AUTM to Van Leeuwen of an amount equal to 12 times the Monthly Salary then in effect.

Upon termination of this Agreement by AUTM for any reason other than Cause, any and all monies owed to Van Leeuwen in the form of Monthly Salary, loans, deferred income or other shall be paid in full within thirty days after the end of the Term or under terms acceptable to Van Leeuwen.


CONFIDENTIAL INFORMATION

         10. For the purposes of this Agreement, the term "Confidential Information and Materials" includes all information, development plans, software code and materials presently belonging to, used by, or in the possession of AUTM, relating to any companies, businesses or other assets in which it has an interest and all information and materials which in the future will belong to, be used by or come into the possession of AUTM relating to any companies, businesses or other assets, other than such information as is already generally known any companies, businesses at large.

         11. Van Leeuwen acknowledges that all of the Confidential Information and Materials are, and will continue to be, the exclusive property of AUTM, whether or not prepared in whole or in part by Van Leeuwen and whether or not disclosed or entrusted to the custody of Van Leeuwen.


         12. Van Leeuwen will not disclose, except as required by law, and Confidential Information and Materials of AUTM, in whole or in part, to any person or other entity, for any reason or purpose whatsoever, unless first authorized to do so by AUTM. Van Leeuwen will not use the Confidential Information and Materials of AUTM for his own purpose or for the benefit of any other person or entity except AUTM, whether such use consists of duplication, removal, oral use or disclosure, the transfer of any Confidential Information and Materials in any manner, or any other unauthorized use, unless AUTM shall have given it prior consent to such use.

         13. Upon termination of this Agreement, for whatever reason, Van Leeuwen will immediately surrender to AUTM all of AUTM's property and other things of value in his possession or in the possession of any person or other entity under his control which relates directly or indirectly to any Confidential Information and Materials or to the business of operations of AUTM.

         14. The provisions of paragraphs 9, 10, 11, 12 and 13 and of this paragraph 14 will survive the termination of this Agreement.

SIGNIFICANT CHANGE

         15.  In the event of:

              (a) a take-over bid which is successful in acquiring common shares of AUTM;

              (b)   the sale of all or substantially all of the assets of AUTM;

              (c) the sale, exchange or other disposition of a majority of the outstanding shares of AUTM in a single transaction or series of related transactions;

              (d) the termination of AUTM's business or the liquidation of its assets; or

              (e) the merger or amalgamation of AUTM in a single transaction or series of transactions in which AUTM's shareholders receive less than 51 percent of the outstanding shares of the new or continuing corporation; (each a "Triggering Event"), then, at the option of Van Leeuwen exercisable at any time within 90 days after the date of the Triggering Event, Van Leeuwen may:

                    (i) elect to continue his retainer by AUTM in accordance with the terms of this Agreement, or

                    (ii) give notice in writing to AUTM that this Agreement has been terminated, in which event AUTM will pay to Van Leeuwen the amount provided in paragraph 10(c)(ii) of this Agreement.
NOTICE

         16. All notices or payments required or permitted to be given hereunder shall be in writing and shall be delivered personally at the addresses set forth on page 1 hereof or at such other addresses as may be from time to time be notified in writing by the parties hereto. Any notice delivered shall be deemed to have been given and received at the time of delivery.

ASSIGNMENT

         17. Van Leeuwen acknowledges that the services to be provided to AUTM under the terms of this Agreement are unique and personal, and accordingly Van Leeuwen may not assign any of his rights or delegate any of his duties or obligations under this Agreement without the prior written consent of AUTM such consent to be in the sole and arbitrary discretion of the Board. AUTM may not assign this Agreement.

MISCELLANEOUS

         18. This Agreement endures to the benefit of and is binding upon the parties hereto and their respective heirs, personal representatives and successors, and, in the case of Van Leeuwen, his permitted assigns.

         19. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any dispute under this
              Agreement shall be resolved exclusively by binding, final non-appealable arbitration under the commercial arbitration rules of the American Arbitration Association.

         20.  Time is of the essence of this Agreement.

         21. This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

         22. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supercedes all previous agreements and understandings including, without limitation, the Share Exchange Agreement, dated February 12, 2000, between the parties hereto and the previous Executive Services Agreement, dated March 1, 2000.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement on August 30, 2001, with effect as of the day and year first above written. Auteo Media, Inc.

Per:
        Authorized Signatory




Signed, Sealed and Delivered    )
By STEVEN VAN LEEUWEN in the presence of:       )
        )
        )
        )
        )
        )       STEVEN VAN LEEUWEN